UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 20, 2018

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COVENANT TRANSPORTATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2018, the Compensation Committee of the Board of Directors (the “Committee”) of Covenant Transportation Group, Inc. (the “Company”) approved certain restricted stock grants and a cash bonus for certain of the Company’s named executive officers in recognition of their efforts related to the acquisition of Landair Holdings, Inc. (“Landair”), as described below.

The Committee approved grants of restricted stock equal to $100,000 (3,262 shares) to each of David R. Parker and Joey B. Hogan. The grants vest (A) 50% based upon the integration of Landair by the first anniversary of the Landair closing and (B) 50% if Landair meets certain revenue targets for the trailing twelve months ended June 30, 2020. The grants are subject to continuous employment by the Company or any Company subsidiary through each vesting date or an eligible retirement.

Also, the Committee approved a cash bonus of $40,000 to Richard B. Cribbs related to his efforts on the Landair acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORTATION GROUP, INC.

Date: August 21, 2018	By:	/s/ Richard B. Cribbs
Richard B. Cribbs Executive Vice President and Chief Financial Officer